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                                  Exhibit 23.2


               Consent of Ernst & Young LLP, Independent Auditors


We concent to the reference to our firm in the Registration Statement (Form S-8 No. 33-_________ ) pertaining to the Hagler Bailly, Inc. Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan and to the incorporation by reference therein of our report dated April 28, 1998, with respect to the consolidated financial statements of Hagler Bailly, Inc. included in its 8-K, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

                                                           Ernst & Young LLP

Washington, DC
June 11, 1998